SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 24, 2007 (October 22, 2007)

CYBERDEFENDER CORPORATION
(Exact name of Company as specified in Charter)

California		65-1205833
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

12121 Wilshire Boulevard, Suite 350
Los Angeles, California 90025
(Address of Principal Executive Offices)

310-826-1781
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2 below).

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

The following discussion provides only a brief description of the document described below. The discussion is qualified in its entirety by the full text of the agreement.

On October 22, 2007 we executed a fourth amendment to the Independent Contractor Agreement we entered into with Ivan Ivankovich, our Chief Financial Officer. By signing the amendment, we have extended the term of the Independent Contractor Agreement through January 31, 2008. We will continue to pay Mr. Ivankovich at the rate of $12,000 per month for his services. We also agreed to grant Mr. Ivankovich options to purchase 40,000 shares of our common stock. The right to purchase the common stock will vest in equal increments through January 31, 2008 with the right to purchase an initial 10,000 shares vesting as of October 1, 2007. In exchange for this compensation, Mr. Ivankovich provides services to us for at least 20 hours per week.

Item 9.01	Financial Statements and Exhibits

10.1	Independent Contractor Agreement - Amendment No. 4

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYBERDEFENDER CORPORATION

/s/ Gary Guseinov
Gary Guseinov, Chief Executive Officer
Dated: October 24, 2007